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                                                                     EXHIBIT 2.1


                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         FIRST AMENDMENT (this "Amendment"), dated as of December 28, 2000, to the Agreement and Plan of Merger, dated as of November 10, 2000, among Sheldahl, Inc., a Minnesota corporation ("Parent"), IFT West Acquisition Company, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), International Flex Holdings, Inc., a Delaware corporation (the "Company") and all of the stockholders of the Company (the "Stockholders").

                              PRELIMINARY STATEMENT

         Parent, Merger Sub, the Company and the Stockholders entered into an agreement and plan of merger, dated as of November 10, 2000 (the "Merger Agreement"). Subsequent to the execution and delivery of the Merger Agreement, certain developments occurred as a result of which the parties thereto determined that certain adjustments would be appropriate in the Merger Agreement. In addition, certain parties thereto desire to update the Parent Disclosure Letter and the Company Disclosure Letter attached thereto. Accordingly, the parties hereto agree as follows:

1. The table at the end of section 1.7(a) shall be deleted in its entirety and replaced with the following:

--------------------------------------------------------------------------------
EACH SHARE OF THE FOLLOWING CLASS:       WILL BE CONVERTED INTO THE FOLLOWING
                                         NUMBER OF SHARES OF PARENT STOCK:
--------------------------------------------------------------------------------
Common Stock                                          1.16996136
--------------------------------------------------------------------------------
Class A Stock                                         1.19696195
--------------------------------------------------------------------------------
Class B Stock                                         1.31442475
--------------------------------------------------------------------------------
Preferred Stock                                       1.21149700
--------------------------------------------------------------------------------

2. The table at the end of section 1.7(d) shall be deleted in its entirety and replaced with the following:


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--------------------------------------------------------------------------------
CLASS OF SHARES:          NUMBER OF SHARES            NUMBER OF SHARES OF
                          OUTSTANDING PRIOR TO        PARENT STOCK ISSUABLE IN
                          EFFECTIVE TIME:             RESPECT OF THE INDICATED
                                                      CLASS OF SHARES:
--------------------------------------------------------------------------------
Common Stock              none                        none
--------------------------------------------------------------------------------
Class A Stock             none                        none
--------------------------------------------------------------------------------
Class B Stock             2,038,462                   2,679,405
--------------------------------------------------------------------------------
Preferred Stock           5,000,000                   6,057,485
--------------------------------------------------------------------------------

3. Section 1.10(c) shall be amended by adding the following clause after the "(ii)" and before the word "cause" in the last sentence of such section:

         "provided that the Parent stock continues to be listed on the Nasdaq National Market,".

4. The table at the end of section 1.10(f) shall be deleted in its entirety and replaced with the following:

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CLASS OF OPTION           NUMBER OF SHARES            NUMBER OF SHARES OF
OR WARRANT:               UNDERLYING THE              PARENT STOCK UNDERLING THE
                          OPTION OR WARRANT:          CONVERTED OPTION OR
                                                      WARRANT:
--------------------------------------------------------------------------------
Company Stock Options     302,140 shares of                  353,492
                          Common Stock
--------------------------------------------------------------------------------
Nardin Option             100,000 shares of                  116,996
                          Common Stock
--------------------------------------------------------------------------------
IFT Warrant               404,858 shares of                  484,600
                          Class A Stock
--------------------------------------------------------------------------------

5. Section 5.11 shall be amended by adding the following clause after the word "Time" in the preliminary sentence of such section:


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         "and provided that the Parent stock continues to be listed on the
         Nasdaq National Market".

6. Section 6.2(e)(i) shall be amended by adding the following clause after the word "therein":

         ", as such agreement is amended, restated or modified from time to time".

7. Section 6.2(e)(ii) shall be amended by adding the following clause after the word "herewith":

         ", as such agreement is amended, restated or modified from time to time".

8. Section 6.2(g) shall be deleted in its entirety and replaced with the following:

         "On or prior to the Effective Time, Parent shall execute and deliver to the Stockholders a governance agreement among Parent and certain stockholders (the "Governance Agreement") in the form of Exhibit 6.2(g) hereto.

9. The Parent Disclosure Letter attached hereto as exhibit A shall supercede the Parent Disclosure Letter referred to in the preamble to Article IV of the Merger Agreement for all purposes; provided, however, that the Parent Disclosure Letter delivered upon execution of the Merger Agreement on November 10, 2000 shall continue to apply with respect to the representations and warranties of Parent and Merger Sub made in the Merger Agreement as of that date.

10. The Company Disclosure Letter attached hereto as exhibit B shall supercede the Company Disclosure Letter referred to in the preamble to Article II of the Merger Agreement for all purposes; provided, however, that the Company Disclosure Letter delivered upon execution of the Merger Agreement on November 10, 2000 shall continue to apply with respect to the representations and warranties of the Company made in the Merger Agreement as of that date.

11. The Governance Agreement attached hereto as exhibit 6.2(g) shall supercede the Governance Agreement attached to the Merger Agreement as exhibit 6.2(g) for all purposes.


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12. The legal opinion of Lindquist & Vennum, P.L.L.P. attached hereto as exhibit
6.2(m) shall supercede the legal opinion of Lindquist & Vennum, P.L.L.P.
attached to the Merger Agreement as exhibit 6.2(m) for all purposes.

13. From and after the date hereof, all references to the Merger Agreement in the Merger Agreement and any ancillary documents in connection therewith shall mean the Merger Agreement as amended hereby.

14. Except as otherwise expressly set forth in this Amendment, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the terms and conditions of the Merger Agreement or the exhibits thereto, all of which terms and conditions shall remain in full force and effect as originally constituted and the undersigned shall remain obligated pursuant to the terms thereunder.

15. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

16. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


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         IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                    SHELDAHL, INC.


                                    By: /s/ Edward L. Lundstrom
                                       -----------------------------------------
                                       Name: Edward L. Lundstrom
                                       Title: Chief Executive Officer

                                    IFT WEST ACQUISITION COMPANY


                                    By: /s/ Edward L. Lundstrom
                                       -----------------------------------------
                                       Name: Edward L. Lundstrom
                                       Title: Chief Executive Officer

                                    INTERNATIONAL FLEX HOLDINGS, INC.

                                    By: /s/ John D. Lutsi
                                       -----------------------------------------
                                       Name: John D. Lutsi
                                       Title: President

                                    IFH STOCKHOLDERS:

                                    MORGENTHALER VENTURE PARTNERS V, L.P.


                                    By: /s/ John D. Lutsi
                                       -----------------------------------------
                                       Name: John D. Lutsi
                                       Title: General Partner

                                    SOUND BEACH TECHNOLOGY PARTNERS, LLC


                                    By: /s/ Donald R. Friedman
                                       -----------------------------------------
                                       Name: Donald R. Friedman
                                       Title: President and Chief Executive
                                              Officer


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